Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Scott Dawson Phone: (858) 535-4217 E-Mail: sdawson@amcc.com	The Ardell Group Angela Edgerton Phone: (858) 792-2941 E-Mail: angela@ardellgroup.com

Friday, June 30, 2006

Company Press Release

AMCC RECEIVES NOTICE FROM NASDAQ DUE TO LATE FILING OF

FORM 10-K - COMPANY TO REQUEST HEARING

SUNNYVALE—June 30, 2006—Applied Micro Circuits Corporation (Nasdaq: AMCC) today announced that due to the delay in the filing of its Annual Report on Form 10-K for the year ended March 31, 2006, it has received a letter from The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

AMCC will appeal the Nasdaq Staff’s determination by requesting a hearing before the Nasdaq Listing Qualifications Panel, which will automatically stay the delisting of AMCC’s common stock pending the Panel’s review and determination. Until the Panel issues a determination and the expiration of any exception granted by the Panel, AMCC’s common stock will continue to be traded on The Nasdaq Stock Market.

As previously announced, AMCC has delayed filing its Annual Report on Form 10-K for the year ended March 31, 2006 as a result of the self-initiated review by the Company’s Audit Committee of the Company’s historical stock option grant practices and related accounting. The Audit Committee is being assisted by outside legal counsel and accounting experts. Until the Audit Committee’s review is complete, the Company will be unable to complete and file its Annual Report on Form 10-K for the year ended March 31, 2006. The Company intends to file its Annual Report on Form 10-K as soon as practicable after the completion of the Audit Committee’s review.

There can be no assurance that the Panel will grant the Company’s request for an extension that would allow the continued listing of the Company’s common stock on The Nasdaq Stock Market until the Company files its Annual Report on Form 10-K for the year ended March 31, 2006.

The Company will not announce its first quarter fiscal year 2007 earnings release date until after it files its Annual Report on Form 10-K for the year ended March 31, 2006.

AMCC Overview

AMCC provides the essential building blocks for the processing, transporting and storing of information worldwide. The Company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver silicon, hardware and software solutions for global wide area networks (WAN), embedded applications such as PowerPC and programmable SOC architectures, storage area networks (SAN), and high-growth storage markets such as Serial ATA (SATA) RAID. AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

Forward Looking Statements

This press release contains forward-looking statements that reflect the Company’s current view with respect to future events and performance. These forward- looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to: the results of the Audit Committee’s review of the Company’s historical stock option grant practices and related accounting; the impact of any actions that may be taken or required as a result of such review; the effect of AMCC’s failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of AMCC’s common stock from The Nasdaq Stock Market; the risks that may be associated with potential claims and proceedings relating to such matters; and other risks described in AMCC’s filings with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s business and financial results is included under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date any such statement is made.

AMCC is a registered trademark of Applied Micro Circuits Corporation.